Exhibit 99.5

May 5, 2025

NMP Acquisition Corp. (the “Company”)

555 Bryant Street, No. 590

Palo Alto, CA 94301

United States

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-1 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

By:	/s/ Adam Benson
	Name:	Adam Benson